UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2025

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Road, Building 1
North Billerica, Massachusetts 01862
(Address of Principal Executive Offices and Zip Code)

(781) 466-6400
(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	TGEN	NYSE American, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events

On September 2, 2025, in accordance with its Policy and Procedures Governing Related Person Transactions, the Audit Committee of Tecogen Inc., a Delaware corporation (“Company”) approved the prepayment by the Company of two promissory notes in favor of John N. Hatsopoulos, a director of the Company, in the aggregate principal amount of $1 million, together with interest accrued thereon through the dates the promissory notes are repaid.

The promissory notes to be prepaid consist of: (i) a promissory note dated October 10, 2023 in the principal amount of $500,000 with interest accruing at an annual rate of 5.12%, as amended on March 31, 2024 and on February 18, 2025 (the “October 2023 Note”), and (ii) a promissory note dated July 23, 2024 in the principal amount of $500,000 with interest accruing at an annual rate of 5.06%, as amended on February 18, 2025 (the “July 2024 Note”). As amended, both promissory notes have a maturity date of July 31, 2026.

The October 2024 Note was prepaid on September 3, 2025 and the July 2024 Note was prepaid on September 4, 2025. The aggregate payments pursuant to the promissory notes was $1,076,955.62, including aggregate interest in the amount of $76,955.62. Repayment of the promissory notes eliminated the balance of the Company’s outstanding debt, as well as approximately $46,159 of interest charges that would have been payable with respect to the promissory notes between the repayment dates and the maturity dates thereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Abinand Rangesh
September 4, 2025	Abinand Rangesh, Chief Executive Officer